Exhibit 99.1

GULF COAST COMMUNITY BANCSHARES, INC.
125 North Highway 71
Wewahitchka, Florida 32465

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ________ and ____________ and each of them, each with full power of substitution, to be the attorneys and proxies of the undersigned at the Special Meeting of Shareholders of Gulf Coast Community Bancshares, Inc. (“Gulf Coast”), to be held at the offices of Wewahitchka State Bank, located at 125 North Highway 71, Wewahitchka, Florida on ____________, 2002, at ____ a.m./p.m. and any adjournment(s) thereof, and to represent and vote, as designated below, all of the shares of voting common stock, $5.00 par value per share, of Gulf Coast held of record by the undersigned as of the close of business on ____________, 2002, granting unto each such attorney and proxy, and to his substitutes, full power and authority to act for and in the name of the undersigned at such meeting and all adjournments thereof, if any, as follows:

To approve the Agreement and Plan of Merger by and between South Alabama Bancorporation, Inc. ("South Alabama") and Gulf Coast, dated as of December 7, 2001, pursuant to which Gulf Coast will merge with and into South Alabama, with South Alabama continuing as the surviving corporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH ABOVE.

The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned also acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement and Prospectus.

Please sign exactly as name appears below. When shares are held by two or more persons as joint tenants, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or company name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.		Printed Name

Number of Shares

Dated: ___________________ , 2002

Signature

Signature, if held jointly